Exhibit 4.4
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Share Purchase Agreement (Shares of Sulconam Inc.)



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                         ESTATE OF DR. DONALD G. ZINK
                                   as Vendor



                                      and



                          3068071 NOVA SCOTIA COMPANY
                                 as Purchaser



_____________________________________________________________________________


                           SHARE PURCHASE AGREEMENT
                               December 30, 2002


_____________________________________________________________________________






                               STIKEMAN ELLIOTT


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                           SHARE PURCHASE AGREEMENT

       Share Purchase Agreement dated December 30, 2002 between the Estate of Dr. Donald G. Zink, by its executors, Donald L. Zink, Donna Zink Eden and Samuel P.M. Gray (the "Vendor") and 3068071 Nova Scotia Company, (the "Purchaser").

       RECITALS:

         (a) The Vendor has agreed to sell, transfer and assign to the Purchaser and the Purchaser has agreed to purchase from the Vendor all of the shares held by the Vendor in the capital of Sulconam Inc. (the "Corporation"), being 67,445 common shares (the "Purchased Shares"), for the consideration and upon the terms and conditions set forth herein; and

         (b) Prior to or contemporaneously with the execution hereof (i) the Purchaser has paid to the Vendor the purchase price for the Purchased Shares in the aggregate amount of Cdn.$16,500,000 (the "Purchase Price") payable as to $12,375,000 by wire transfer to RBC Dain Rauscher Incorporated, Account No. 1602 3009 7208 at the U.S. Bank, 601 2nd Avenue South, Minneapolis, MN55402 ABA 091000022, Swift Code: USBKUS 44IMT, further credit: Estate of Donald G. Zink 1101-8751-0425 and as to $4,125,000 (the
              "Withheld Amount") by wire transfer into an interest bearing escrow account with Robinson Sheppard Shapiro at Beneficiary:
              Robinson Sheppard Shapiro "in trust", National Bank of Canada, 600 de la Gauchetiere St. W., Montreal, Quebec Canada HEB 4L2 , Tel. (514) 394-5000, Transit: 0001-1, Bank account 02381-23,
              Institution 06 to be held in accordance with the provisions of
              Section 5 hereof; (ii) the Vendor has delivered to the Purchaser share certificates representing the Purchased Shares duly endorsed in blank for transfer or accompanied by executed transfers of shares; (iii) the Vendor has delivered to the Purchaser an opinion of counsel to the Vendor in form and substance satisfactory to the Purchaser; (iv) counsel to each of the Vendor and the Purchaser shall have settled the form of Motion for Leave to Discontinuance with respect to the Application for an Interim and Final Remedy Under the Provisions of Article 239 and Following of the Canada Business Corporations Act filed before the Superior Court, District of Montreal, Court
              Docket: 500-05-067672-012 now 500-11-018990-024; and (v) each of the Vendor, the Purchaser, the Corporation, Marsulex Inc. and 3289265 Canada Inc., the latter three being the Respondents, has delivered to each of the other parties thereto a mutual release and discharge ("Release") renouncing any claims of any nature whatsoever against the other, including, with respect to the Application for an Interim and Final Remedy Under the Provisions of Article 239 and Following of the Canada Business Corporations Act filed before the Superior Court, District of Montreal, Court
              Docket: 500-05-067672-012 now 500-11-018990-024.

       In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are hereby acknowledged), the parties agree as follows:

Section 1         Conveyance of Purchased Shares.

       The Vendor hereby agrees to sell, assign and transfer to the Purchaser and the Purchaser agrees to purchase from the Vendor all of the Purchased Shares for the Purchase Price.

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Section 2         Representations and Warranties of the Vendor.

       The Vendor represents and warrants as follows to the Purchaser and acknowledges and confirms that the Purchaser is relying upon the representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

         (a) Power and Authority. The Vendor has the power and authority to enter into and perform its obligations under each of this Agreement and the Release. The execution, delivery and performance by the Vendor of each of this Agreement and the Release (i) has been duly authorized by all necessary action and proceedings on the part of the Vendor; (ii) will not result in a breach or a violation of, or conflict with any of the terms or provisions of any contracts or instruments to which it is a party or by which it is bound or pursuant to which any of its properties may be affected; and (iii) will not result in a violation of any law;

         (b) Execution and Binding Obligations. Each of this Agreement and the Release has been duly executed and delivered by the Vendor and constitutes a legal, valid and binding obligation of the Vendor enforceable against it in the accordance with its terms subject only to any limitation under applicable laws relating to
              (i) bankruptcy, winding-up, insolvency, arrangement and other similar laws of general application affecting the enforcement of creditors' rights, and (ii) the discretion that a court may exercise in granting equitable remedies such as specific performance;

         (c) Required Authorization. There is no requirement to make any filing with, give any notice to or obtain any authorization of any governmental entity or court as a condition to the lawful completion of the transactions contemplated by this Agreement or the Release except for filings, notifications and authorizations which have been made, given or obtained;

         (d) Title to Purchased Shares. The Purchased Shares are owned by the Vendor as the beneficial owner with a good title, free and clear of all liens, charges and encumbrances, other than those restrictions on transfer contained in the articles of continuance of the Corporation, and upon completion of the transactions contemplated by this Agreement, the Purchaser will have a good and valid title to the Purchased Shares, free and clear of liens, charges and encumbrances other than (i) those restrictions on transfer contained in the articles of continuance of the Corporation, and (ii) any liens, charges and encumbrances granted by the Purchaser. Other than the Purchaser, no Person has any written or oral agreement, or any right capable of becoming such, for the acquisition from the Vendor of any of the Purchased Shares.

Section 3         Representations and Warranties of the Purchaser.

       The Purchaser represents and warrants as follows to the Vendor and acknowledges and confirms that the Vendor is relying upon the representations and warranties in connection with the sale by the Vendor of the Purchased
Shares:

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         (a)  Power and Authority. The Purchaser has the power and authority to enter into and perform its obligations under each of this Agreement and the Release. The execution, delivery and performance by the Purchaser of each of this Agreement and the Release (i) has been duly authorized by all necessary action and proceedings on the part of the Purchaser; (ii) will not result in a breach or a violation of, or conflict with any of the terms or provisions of any contracts or instruments to which it is a party or by which it is bound or pursuant to which any of its properties may be affected; and (iii) will not result in a violation of any law;

         (b) Execution and Binding Obligations. Each of this Agreement and the Release has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in the accordance with its terms subject only to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other similar laws of general application affecting the enforcement of creditors' rights, and (ii) the discretion that a court may exercise in granting equitable remedies such as specific performance.

Section 4         Representation and Warranty of the Corporation

       The Corporation represents and warrants to the Vendor that the only registered shareholders of the Corporation as of the date of this Agreement are Dr. Donald G. Zink and 3068071 Nova Scotia Company and acknowledges and confirms that the Vendor is relying upon this representation and warranty in connection with the transactions contemplated by this Agreement.

Section 5         Withholding Tax.

(1) The parties agree that the Withheld Amount, representing the amount that the Purchaser may be required to remit pursuant to subsection 116(5) of the Income Tax Act (Canada), shall be dealt with solely in accordance with the provisions of this Section 5.

(2) If, prior to the Remission Date (as hereinafter defined), the Vendor delivers to the Purchaser:

         (a)  a certificate issued by the Minister of National Revenue under
              Section 116(2) of the Tax Act in respect of the disposition of the Purchased Shares by Vendor to the Purchaser, Robinson Sheppard Shapiro, acting as agent for the Purchaser (the "Agent"), shall promptly pay to Vendor the lesser of (i) the Withheld Amount and (ii) the Withheld Amount less the amount, if any, by which the Purchase Price exceeds the amount specified in such certificate as the certificate limit, multiplied by the percentage specified in subsection 116(5) of the Tax Act, together with any interest earned on the Withheld Amount to the date of such payment (less any applicable withholding tax), or

         (b)  a certificate issued by the Minister of National Revenue under
              Section 116(4) of the Tax Act in respect of the disposition of the Purchased Shares by the Vendor to the Purchaser, the Agent shall promptly pay the Withheld Amount to the Vendor, together with any interest earned thereon (less any applicable withholding tax).

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(3)      If the Purchaser has withheld the Withheld Amount and the Vendor does not deliver to the Purchaser, prior to the Remission Date:

         (a)  a certificate issued by the Minister of National Revenue under
              Section 116(2) of the Tax Act in respect of the disposition of the Purchased Shares by the Vendor to the Purchaser specifying a certificate limit equal or greater than the Purchase Price, or

         (b)  a certificate issued by the Minister of National Revenue under
              Section 116(4) of the Tax Act in respect of the disposition of the Purchased Shares by the Vendor to the Purchaser,

              the Agent on the instructions of the Purchaser shall remit to the Receiver General of Canada the amount required to be remitted pursuant to subsection 116(5) of the Tax Act (and the amount so remitted shall be credited to the Purchaser as a payment to the Vendor on account of the Purchase Price) and the Agent shall pay to the Vendor any remaining portion of the Withheld Amount, together with interest earned on the Withheld Amount prior to such remittance (less any applicable withholding tax).

(4) For the purposes of this Section 5, "Remission Date" shall mean the 25th day after the end of the month in which the date of the closing of the transaction under this agreement occurs; provided, however, that if the Canada Customs and Revenue Agency confirms in writing on or before the 25th day after the end of the month in which such date of closing occurs that the Purchaser may continue to withhold the Withheld Amount until a later date, then the Remission Date shall be deemed to be extended until such later date.

Section 6         Undertaking.

       Counsel for the Vendor shall as soon as possible after the closing of the transaction apply to the Quebec Superior Court for leave to discontinue the Application for an Interim and Final Remedy Under the Provisions of
Article 239 and Following of the Canada Business Corporations Act filed before the Superior Court, District of Montreal, Court Docket: 500-05-067672-012, now 500-11-018990-024 (the "Application"), in a form agreeable to counsel for the Purchaser. In the event that leave to discontinue the Application is not obtained, Vendors shall nonetheless not proceed with the Application.

Section 7         Waiver of Rights of First Refusal.

       Each of the Vendor and the Purchaser, being the sole shareholders of the Corporation, hereby waives the right of first refusal accorded to each shareholder of the Corporation pursuant to the articles of continuance of the Corporation and compliance with the procedures set forth therein.

Section 8         Expenses.

       All costs and expenses (including the fees and disbursements of legal counsel) incurred in connection with this Agreement and the transactions contemplated herein and therein shall be paid by the party incurring such expenses.

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Section 9         Further Assurances.

       The Vendor shall from time to time do all such acts and things and execute and deliver all transfers, assignments and instruments as the Purchaser may reasonably require for more effectually and completely vesting in the Purchaser the Purchased Shares and otherwise carrying out the intent of this Agreement. The Purchaser shall from time to time do all such acts and things and execute and deliver all transfers, assignments and instruments as the Vendor may reasonably require for more effectually and completely carrying out the intent of this Agreement.

Section 10        Successors and Assigns.

       This agreement shall enure to the benefit of and be binding upon the Purchaser and the Vendor and their respective successors and assigns.

Section 11        Governing Law.

       This agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

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Section 12        Counterparts.

       This agreement may be executed in any number of counterparts, and all such counterparts, taken together, shall be deemed to constitute one and the same instrument.


       IN WITNESS WHEREOF the parties have executed this Agreement.

                                               ESTATE OF DR. DONALD G. ZINK,
                                               by its duly authorized executors

/s/ Witness                                    By:  /s/ Donald L. Zink
-------------------------------                     ----------------------------
Witness                                             Donald L. Zink


/s/ Witness                                    By:  /s/ Donna Zink Eden
-------------------------------                     ----------------------------
Witness                                             Donna Zink Eden


/s/ Witness                                    By:  /s/ Samuel P.M. Gray
-------------------------------                     ----------------------------
Witness                                             Samuel P.M. Gray




                                              3068071 NOVA SCOTIA COMPANY

                                              By:/s/ 3068071 NOVA SCOTIA COMPANY
                                                 ----------------------------
                                                 Authorized Signing Officer

                                 Intervention

         To these presents, has intervened Sulconam Inc. which confirms the representation and warranty set forth in Section 4.

                                                 SULCONAM INC.

                                                 Per: /s/ SULCONAM INC.
                                                     --------------------------

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                                 Intervention

       To these presents has intervened Marsulex Inc. which hereby confirms that it consents to the present sale of the Purchased Shares and waives any right or claim it may have to acquire the Purchased Shares from the Vendor.

                                                 MARSULEX INC.

                                                 Per: /s/ MARSULEX INC.
                                                     --------------------------


                                 Intervention

       The undersigned law firm has intervened to the present agreement and agrees with and in favour of the Purchaser to act as agent for and on behalf of the Purchaser and to be bound by the terms and provisions of the present agreement and to perform the obligations set forth in Section 5 relating to the Agent in the present agreement.

                                               ROBINSON SHEPPARD
                                               SHAPIRO

                                               Per:/s/ ROBINSON SHEPPARD SHAPIRO
                                                   -----------------------------